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                      Subsidiaries of Noel Group, Inc.

     Set forth below is a list of Noel's principal operating companies certain of which may be deemed to be "subsidiaries" within the meaning of the federal securities laws. The inclusion of any operating company in and of itself should not be deemed an admission that Noel controls any such company.

          Name                                                   Jurisdiction
          ----                                                   ------------

HEALTHPLAN SERVICES CORPORATION                                  Delaware
     HealthPlan Services, Inc.                                   Florida
          Third Party Claims Management, Inc.                    Connecticut
     HealthCare Informatics Corporation                          Florida
     Harrington Services Corporation                             Delaware
          R.E. Harrington Inc.                                   Delaware
               Employee Benefit Services, Inc.                   Louisiana
               Benefits MNG Consultants, Inc.                    Missouri
               Pro Health, Inc.                                  Delaware
               American Benefit Plan Administration. Inc.        California
     Consolidated Group, Inc.                                    Massachusetts
     Consolidated Group Claims, Inc.                             Massachusetts
     Consolidated Health Coalition, Inc.                         Massachusetts
     Group Benefit Administrators                                Massachusetts
     Insurance Agency, Inc.
     Health Risk Management Inc.

STAFFING RESOURCES, INC.                                         Delaware
     Staffing Resources of Texas, Inc.                           Delaware
     Power Temps, Inc.                                           Delaware
     Staffing Solutions, Inc.                                    Kansas
     Staffing Resources, Inc. of Arizona                         Delaware
     Staffing Resources, Inc. of New Mexico                      Delaware
     Staffing Resources, Inc. of Colorado                        Delaware
     Staffing Resources of Utah, Inc.                            Delaware
     Accounting Solutions, Inc.                                  Delaware
     J. Robert Thompson Companies, Inc.                          Texas
          TempTalent, Inc.                                       Texas
          TempCraft, Inc.                                        Texas
          ProTalent, Inc.                                        Texas
     The Mitchell Group, Inc.                                    Texas
          MITEMPS, INC.                                          Texas
          Mitchell Personnel of Dallas, Inc.                     Texas
     Professional Drivers, Inc.                                  Colorado
     Staffing Resources of Oklahoma, Inc.                        Oklahoma
     Weston Brothers Software, Inc.                              Texas
     Gazz, Inc.                                                  Colorado
     M.D. Hamm, Inc.                                             Colorado
     SRI Holding Company, Inc.                                   Nevada
     SRI South Management Services, Inc.                         Delaware






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               Staffing Resources of Tennessee, L.L.C.           Tennessee
          Staffing Resources of Georgia, Inc.                    Delaware
          Personnel One, Inc.                                    Florida
               Personnel One Staffing Services, Inc.             Florida
               Personnel One, Inc.                               New Jersey

CARLYLE INDUSTRIES, INC.                                         Delaware
     Carlyle Collars, Inc.                                       Connecticut
     Carlyle Chemical Industries Inc.                            Delaware
     Carlyle Realty Company                                      Connecticut
     Carlyle International, Inc.                                 New Jersey
     Carlyle Threads, Inc.                                       Connecticut
     Carlyle Manufacturing Co.                                   Connecticut
     Carlyle Thread Group, LLC                                   Delaware

CURTIS INDUSTRIES, INC.                                          Delaware
     C.F. Acquisition Corp. II                                   Delaware
     (DBA Fulwell Products)
     Curtis Industries of Canada Limited                         Canada
     Curtis Industries (U.K.) Limited                            UK
     Curtis Industries Italy SRL                                 Italy
     Curtis Sub, Inc.                                            Delaware

LINCOLN SNACKS COMPANY                                           Delaware






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